UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment 2

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STAGEWISE STRATEGIES CORP.
 (Exact name of registrant as specified in its charter)

Nevada	61-2108075	7311
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)	(Primary Standard Industrial Classification Code Number)

Business Filings Incorporated

701 S. Carson St.

Suite 200

Carson City, NV 89701

Telephone: 800-981-7183

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Yuliia Zaporozhan

Friedrichstr. 114A,

10117, Berlin, Germany

+14133076199

office@stagewise.net

Victor Balan

Friedrichstr. 114A,

10117, Berlin, Germany

+14133076199

office@stagewise.net

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Office)

Copies to:

Robert J. Zepfel

Haddan & Zepfel LLP

363 San Miguel, Suite 210

Newport Beach, CA 92660

(949) 706-6000

rjz@haddanzepfel.com

(Address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.001 par value per share	4,000,000	$0.03	$120,000	$17.71

Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.

SUBJECT TO COMPLETION, DATED JANUARY 8, 2024

STAGEWISE STRATEGIES CORP.

4,000,000 Shares of Common Stock

This prospectus related to the offering of 4,000,000 shares of our common stock at a public offering price of $0.03 per share.

You should read this prospectus carefully before you invest. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

There is no minimum for this offering. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. The offering will commence promptly on the date upon which this prospectus is declared effective by the Securities and Exchange Commission (“SEC”) and will continue for 12 months (365 days).

The offering of the 4,000,000 shares is a “best efforts” offering, which means that our directors will use their best efforts to sell the shares and there is no commitment by any person to purchase any shares. This Prospectus will permit our directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The offering shall terminate on the earlier of (i) when the offering period ends (365 days from the effective date of this prospectus), (ii) the date when the sale of all 4,000,000 shares is completed, or (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.03 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Markets Group or other quotation service. We currently have no market maker who is willing to list quotations for our shares of stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, under applicable Securities and Exchange Commission (“SEC”) rules, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our common stock involves a high degree of risk. Before making any investment in these securities, you should read and carefully consider the risks described in this prospectus under “Risk Factors” beginning on page 8 of this prospectus. We are a “smaller reporting company” under applicable law and will be subject to reduced public company reporting requirements.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 8, 2024.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “believe,” “estimate,” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risks, uncertainties and assumptions described under the section in this prospectus titled “Risk Factors.” These forward-looking statements are subject to numerous risks, including, without limitation, the following:

•	the ability to be listed on a public stock exchange, namely on the OTC Markets Group;

•	litigation, complaints, product liability claims and/or adverse publicity;

•	the impact of factors related to the prolonged evaluation and sales cycles inherent in our business, particularly during economic downturns that impact our customers' operations;

•	other risks and uncertainties described in this registration statement, including those under the section entitled “Risk Factors.”

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction in which the offer or sale is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front cover of this prospectus regardless of the time of delivery of this prospectus or any exercise of the rights. Our business, financial condition, results of operations, and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not complete and may not contain all of the information that you should consider before deciding whether or not you should exercise your rights.

 You should read the entire prospectus carefully, including the section entitled “Risk Factors” and all other information included in this prospectus in its entirety before you decide whether to purchase any shares offered by this prospectus.

Unless otherwise stated or the context otherwise requires, the terms “we,” “us,” “our,” “STAGEWISE STRATEGIES CORP.” and the “Company” refer to STAGEWISE STRATEGIES CORP.

Our Company

We are committed to providing Search Engine Optimization (“SEO”) solutions to emerging entrepreneurs. Our main focus is enhancing online visibility. Through keyword analysis and website optimization, we boost search engine rankings, driving more organic traffic and expanding product and service reach.

Our service is designed to provide entrepreneurs with an enhanced approach to website promotion. We offer 15 complimentary queries, for a firsthand experience. We present three monthly subscription plans: Basic, Standard, and Premium, each with expanding functionality and request allowances. These subscriptions enable clients to elevate their website promotion efforts to align with their specific needs and ambitions. Please read more information regarding subscription plans in the section entitled “Business.”

Our service features a database of business promotion and information on diverse project execution scenarios. The free version gives access to a limited allotment of 15 search attempts to explore our service's capabilities. This allocation assists in uncovering keywords and offers detailed guidance, all within the limit of 15 attempts.

Our subscription-based API tool is tailored to provide a significantly expanded quota of queries. This enhancement elevates the quality of business development strategies, delivering advantages for entrepreneurs managing multiple concurrent projects. Users have the capability to export the acquired keywords, facilitating their utilization in content creation, search engine optimization, contextual advertising, or any other relevant applications.

Access to our service is facilitated through the website, which offers extensive information on our services, pricing structures, and a dedicated contact option for plan selection.

Our platform allows entrepreneurs to maintain a comprehensive focus on all their projects, regardless of their stage, whether they are startups or well-established businesses. With the assistance of our platform's tips and guidance, entrepreneurs can systematically promote each project, ensuring a high-quality approach every step of the way.

As of the current status, we have fully developed our website and API, established our pricing plans, and are on the brink of commencing revenue generation. The remaining critical steps is as follows:

-Implement targeted marketing campaigns to promote our Subscription-Based API Tool and three-tiered subscription plans.

-Utilize digital marketing channels, social media platforms, and strategic partnerships to enhance visibility among our target audience.

We expect to attract clients and generate revenue in the year 2024. We anticipate generating our first revenue in the next quarter, allowing us to initiate revenue generation shortly thereafter. The timeline is subject to market conditions, user adoption rates, and the effectiveness of our marketing and engagement strategies.

Our company plans to provide a robust and user-friendly service designed to assist entrepreneurs in promoting their businesses. By harnessing SEO technology, our service offers valuable keywords and concise descriptions derived from an extensive in-house database of business promotion expertise. Entrepreneurs can access advanced search-based support through a paid subscription, which includes a predefined monthly quota of requests. Our website allows entrepreneurs to efficiently manage multiple projects, receive expert guidance, and connect with professional service providers for their various business initiatives.

We are a development stage company and have generated no revenue yet. As of September 30, 2023, we had a working capital deficit of approximately $9,660. The company's independent auditors have raised doubt about the company's ability to continue as a going concern.

Corporate organization

Our principal executive office is located at Friedrichstr. 114A, 10117, Berlin, Germany. Our telephone number is (413) 307-6199. Our website address is https://stagewise.net/. The fiscal year-end of the company is September 30.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (JOBS Act). As such, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including, but not limited to, presenting only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley Act), reduced disclosure obligations regarding executive compensation and an exemption from the requirements to obtain a non-binding advisory vote on executive compensation or golden parachute arrangements.

In addition, an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to use this provision of the JOBS Act. As a result, we will be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies.

We will remain an emerging growth company until the earliest of: (i) the last day of the fiscal year following the fifth anniversary of the consummation of this offering; (ii) the last day of the fiscal year in which our total annual gross revenue exceeds $1,235,000,000; (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (Exchange Act), which would occur if the market value of our ordinary shares held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such year; or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our public float is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our public float is less than $700.0 million measured on the last business day of our second fiscal quarter.

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to the Securities Act.

THE OFFERING

The summary below describes some of the terms of the offering. For a more complete description of the common stock, see “Description of Securities.”

Issuer	STAGEWISE STRATEGIES CORP.
Common stock offered by us	4,000,000 shares of common stock.
Public offering price	$0.03 per share.
Use of proceeds

We estimate that the net proceeds from our issuance and sale of 4,000,000 shares of our common stock in this offering will be approximately $120,000, assuming an initial public offering price of $0.03 per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. In this regard, we estimate that our own offering related expenses will be approximately $9,000.

For more information, see “Use of Proceeds” below.

Securities Issued and Outstanding Risk factors

There are 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our Directors, Yuliia Zaporozhan and Victor Balan. If we are successful at selling all the shares in this offering, we will have 8,000,000 shares issued and outstanding immediately thereafter.

See the section titled “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

RISK RELATING TO FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements identified by terms such as “may,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “believe,” “estimate,” or the negative of these terms or other similar expressions. These statements represent our current expectations and estimates regarding future expenses, revenue, profitability, market trends, operating efficiencies, revenue opportunities, competitive positioning, and other relevant factors. While we base these expectations and estimates on reasonable assumptions and reliable data, they are subject to future risks and uncertainties that could significantly impact our actual performance.

While we believe our assumptions are reasonable, they may prove inaccurate. Therefore, you should not treat these forward-looking statements as certain. Actual results may differ materially from what we anticipate due to various risks, uncertainties, or events that deviate from the assumptions underlying these statements. We do not commit to updating these forward-looking statements publicly, nor do we pledge to provide reasons for any material discrepancies between actual results and anticipated outcomes in these statements, even if new information becomes available in the future.

RISK FACTORS

Investing in our securities carries a substantial level of risk. Prior to making an investment decision, it is essential to carefully consider the specific risks outlined below. Should any of these risks and uncertainties materialize, it could have a significant adverse impact on our business, financial health, operational results, or future opportunities. This may result in a decline in the market price of our common stock, potentially leading to partial or total loss of your investment. Furthermore, there are additional risks and uncertainties that may currently be unknown to us or considered immaterial but have the potential to significantly and adversely affect our business, financial situation, operational outcomes, or future prospects.

RISKS RELATED TO OUR BUSINESS AND OUR INDUSTRY

Stagewise Strategies Corp. operates in a dynamic and rapidly evolving market, and we cannot guarantee the sustained success of our business or the execution of our business plan.

Our strategic approach and solutions are part of a continuously evolving landscape, and the markets in which we operate, specifically in the Online Marketing or Digital Advertising industry, are subject to rapid change. Consequently, we must assess our prospects in light of the challenges, costs, and complexities frequently encountered by emerging companies in such swiftly evolving markets. We may encounter obstacles in achieving the following objectives, which could significantly impact our ability to implement our business plan:

-Establishing and maintaining broad market acceptance of our strategies and solutions, and effectively converting this acceptance into both direct and indirect sources of revenue.

-Ensuring the adoption of our strategies and solutions across various environments, experiences, and device types.

-Timely and successfully developing new strategies and solutions, while continuously enhancing the functionality and features of our existing offerings.

-Developing strategies and solutions that result in high customer satisfaction and substantial end-customer usage, particularly in the realm of Online Marketing or Digital Advertising.

-Effectively addressing competition, including competition from emerging technologies and alternative solutions within the Online Marketing or Digital Advertising sector.

-Cultivating and sustaining strategic relationships to enhance the distribution, features, content, and utility of our strategies and solutions.

Our business strategy may encounter challenges, and we may struggle to address these risks in a cost-effective manner, if at all. In the event that we are unable to achieve these objectives successfully, it could have adverse consequences for our business.

Stagewise Strategies Corp. may face challenges in executing its business plan if it cannot secure adequate capital and may be compelled to incur high capital costs.

To effectively implement our business plan and fulfill our financial commitments as they arise, we will require additional capital. The ability to obtain the necessary additional capital may be uncertain, and we may be obligated to pay elevated costs for such capital. Various factors may influence the availability and pricing of capital, including:

•	General market conditions affecting the accessibility and expense of capital.
•	Our financial performance and results.
•	The level of interest, or lack thereof, from the market in our industry and business strategy.
•	Our sustained success or challenges in executing our business plan.
•	The magnitude of our capital requirements.

Should we fail to secure adequate capital, we may encounter difficulties in meeting our current and future financial obligations and may be unable to fully leverage existing or potential opportunities. Prolonged inability to access capital could even necessitate the suspension of our operations.

On July 4, 2023 we entered into an interest-free loan agreement with our President and Director, Yuliia Zaporozhan. According to this agreement, Ms. Zaporozhan will provide financial support to the company, as needed, up to a total of $90,000 over the subsequent five years. We intend to utilize this agreement as a source of working capital, enabling the execution of essential business operations.

Stagewise Strategies Corp. encounters challenges related to the prolonged evaluation and sales cycles inherent in its business, particularly during economic downturns that impact our customers' operations. These extended and unpredictable sales cycles pose difficulties in forecasting our operational outcomes.

Forecasting the timing and recognition of revenue from the sale of our strategic solutions may be challenging due to the considerable time prospective customers may require to evaluate our product before committing to a purchase. Furthermore, even after initial purchases, customers may delay significant follow-up purchases, sometimes for an extended duration or not at all. The time span from the initial customer interaction to a purchase can span years, with potentially even longer intervals between initial and subsequent substantial purchases.

During the evaluation phase, prospective customers might opt not to proceed with a purchase or may scale down their intended orders for several reasons, including:

•	Reduced necessity for upgrading existing strategies or solutions.
•	Introduction of competing products by our rivals.
•	Competitive pricing offered by other market players.
•	Modifications in budget allocations and shifting purchasing priorities.

These factors contribute to the uncertainty and complexity of our sales and revenue forecasting, making it challenging to predict our operational results accurately.

Our market, encompassing strategic solutions and services, is marked by rapid and continuous technological advancements and market volatility.

The market for our strategic solutions and services is characterized by ongoing technological advancements and market fluctuations. Changes in technology, shifting industry standards, evolving customer preferences, and competitive pressures require us to innovate promptly and efficiently. Failing to adapt our solutions to these swift changes could hinder our ability to acquire and retain market share.

The dynamic technological evolution and market fluctuations in the Online Marketing and Digital Advertising industry pose additional risks. Changes in search engine algorithms, advertising platforms, or user behaviors can impact the effectiveness of our SEO services. Adapting to these rapid changes is essential for maintaining a competitive edge and delivering effective services. However, there is no guarantee that our adaptations will gain market acceptance or that we will successfully innovate in a cost-effective and timely manner.

As of now, our company has not generated any revenue, and our ability to continue our operations hinges on our capacity to secure financing. Our independent registered public accountant has expressed significant uncertainty regarding our ability to remain operational.

It is challenging to predict the precise financial resources needed to fully execute our business plan, and these requirements may surpass any estimates we have provided. These circumstances give rise to doubts about our ability to remain operational.

In the event that we are unable to secure adequate capital when necessary, our director, Yuliia Zaporozhan, has committed to extending an interest-free loan for a duration of five years, as detailed in the agreement between Yuliia Zaporozhan and StageWise Strategies Corp., which is attached as an exhibit to the Registration Statement of which this prospectus constitutes a part. Without this funding, we might be unable to execute our business plan. Consequently, we may be compelled to liquidate our business, resulting in potential losses for our investors. We advise you to take into consideration this risk when assessing the suitability of an investment in the Company.

We face competition from companies with more extensive resources, which places us in a competitive disadvantage.

Our industry, centered around strategic solutions and services, is characterized by robust competition, and we anticipate an escalation in competitive pressures in the future. Some of our current or potential competitors, such as SEMrush, Ahrefs, and Moz, possess considerably greater financial, technical, and marketing capabilities compared to our organization. These established competitors offer a comprehensive suite of SEO tools, including keyword research, competitor analysis, and website optimization features. SEMrush, for instance, is known for its extensive keyword database and in-depth analytics, while Ahrefs is widely used for its backlink analysis capabilities. Moz, on the other hand, is recognized for its domain authority metric and has a strong presence in the SEO community.

The competitive advantage of these formidable competitors may enable them to respond more swiftly to emerging technologies or shifts in customer requirements. Additionally, they may allocate larger resources to the development, promotion, and sale of their offerings. We expect our competitors to continue enhancing the performance of their existing solutions and introducing new products, services, and technologies. Successful introductions or improvements by competitors like SEMrush, Ahrefs, and Moz could potentially lead to reduced sales, diminished market acceptance of our solutions, heightened price competition, or even the obsolescence of our products.

To remain competitive in this dynamic landscape, we must maintain a substantial commitment to investing in research and development, sales and marketing, and customer support. While we recognize the challenges posed by companies with more extensive resources, we stay dedicated to providing innovative SEO services that empower entrepreneurs to improve their online visibility. We believe that our distinct approach, determination, and customer-focused mindset will continue to keep us committed to success despite increased competition in the business landscape.

Heightened competition, including the presence of industry leaders like SEMrush, Ahrefs, and Moz, may result in price reductions, decreased customer acquisitions, lower profit margins, and a potential erosion of our market share. Failing to effectively compete against current or future competitors could have adverse implications for our business and financial standing. We are steadfast in our mission to empower aspiring entrepreneurs and remain resilient in the face of competitive pressures.

We currently do not hold any insurance policies.

We currently do not hold any insurance policies, and we have no current plans to obtain insurance in the foreseeable future. Given the nature of our operations in the SEO services industry, the absence of insurance coverage means that if we were to face a product liability lawsuit or any other unforeseen legal challenges, our financial capabilities might be inadequate to mount an adequate legal defense. In the event that a judgment is issued against us in such a scenario, it could potentially result in the discontinuation of our business operations, particularly within the SEO services sector where competition and legal complexities are prevalent.

The establishment and maintenance of proper internal controls are essential for ensuring the accuracy of financial statements and compliance with relevant regulations.

In accordance with Section 404 of the Sarbanes-Oxley Act, our management is obligated to report on the effectiveness of our internal control over financial reporting. We conducted an assessment of this internal control for the period ending September 30, 2023 and determined it to be effective. However, it is important to note that the standards governing the evaluation of our internal control over financial reporting are intricate, necessitating substantial documentation, testing, and potential remediation efforts. In order to meet the requirements as a reporting company under the Exchange Act, we may need to implement additional financial and management controls, reporting systems, procedures, and potentially hire additional accounting and finance staff.

There exists a possibility that material weaknesses or significant deficiencies in our internal control over financial reporting may emerge in the future. Any failure to maintain effective internal control could significantly impede our ability to accurately report our financial status, operational results, or cash flows. In the event that we are unable to affirm the effectiveness of our internal control over financial reporting, or if our independent registered public accounting firm identifies a material weakness or significant deficiency during its Section 404 reviews, investors may lose confidence in the accuracy and comprehensiveness of our financial reports. This could result in a decline in the market price of our common stock and potential sanctions or investigations by regulatory bodies. Furthermore, the inability to rectify any material weaknesses in our internal control over financial reporting or to establish and sustain other effective control systems required for public companies may restrict our future access to capital markets.

Due to the limited time commitment of directors, our operations may experience irregularity, potentially leading to periodic interruptions or suspensions. This unpredictability could hinder our ability to attract customers and generate revenue, ultimately culminating in the cessation of our operations.

Even if our directors were to allocate their full working time to our operations, there remains a possibility that our business demands could exceed this time allocation. Consequently, our operations may face sporadic disruptions, potentially resulting in revenue shortfalls and, in extreme cases, a complete halt in our business activities.

Our capacity to engage in significant research and development endeavors is constrained due to our financial limitations, potentially obstructing our future growth potential.

Given our restricted overall resources, we have abstained from making substantial investments in research and development activities since our inception. This strategy primarily aims to preserve short-term capital; however, it may yield enduring implications. Our failure to allocate resources to research and development jeopardizes our ability to remain competitive in terms of technological advancements and product offerings. Ultimately, this may have an adverse impact on our revenue growth and impede our journey toward profitability.

Our operational continuity is subject to disruptions stemming from external, uncontrollable events.

Our operational performance and financial results may be adversely impacted by prevailing global market and economic conditions, including ongoing geopolitical instability in various regions.

As a business focused on providing SEO services, our operations are not immune to the broader influence of the global economy and geopolitical circumstances. Our business remains susceptible to the influence of general worldwide economic and market circumstances. Deterioration in the U.S. and global economies could result in unfavorable consequences for our operational outcomes, encompassing potential declines in revenue and operational cash flow. The impact of these conditions on the business is magnified by the fact that our potential clientele may find it unprofitable to invest in SEO services, including the utilization of our innovative solutions, keyword analysis, and website optimization, given the economic uncertainties caused by geopolitical conflicts. They may opt to curtail or entirely cease their acquisition of our products and services, which could result in reduced demand and diminished revenue streams for our company.

Our Board of Directors has no prior experience in managing a public company, which is essential for establishing and maintaining disclosure controls and procedures as well as internal control over financial reporting.

We have no prior operational history as a public company. Yuliia Zaporozhan, serving as our President, Secretary, and Director, and Viktor Balan, Treasurer and Director, lack experience in overseeing a public company's requirements, including the establishment and maintenance of disclosure controls, procedures, and financial reporting controls. Consequently, there may be challenges in successfully operating as a public company, even if our core operations perform well. In recognition of these challenges, our intention is to proactively seek and engage experienced professionals to provide guidance and expertise in managing the responsibilities of a public company.

Our intention is to fully adhere to the various rules and regulations mandated for a reporting company registered with the Securities and Exchange Commission. However, if we encounter difficulties in managing the responsibilities of a public company, it could have a material adverse impact on your investment.

As our Board of directors will possess 50% ownership of our outstanding common stock in the event that all offered shares are sold, the directors’ control over corporate decisions will be significant.

This ownership position grants our Directors considerable influence over various corporate transactions, such as director elections, mergers, consolidations, and the sale of a substantial portion of our assets. Additionally, they will have the authority to either prevent or instigate a change in control.

It is important to note that our Directors’ interests may not always align with those of other shareholders. This divergence in interests could potentially lead to corporate decisions that may not be in the best interest of minority shareholders. It's worth mentioning that we may be considered a "controlled company" due to our Directors’ significant ownership stake and influence in corporate matters.

As an "emerging growth company" under the JOBS Act, we are eligible for exemptions from specific disclosure requirements. Our qualification as an "emerging growth company" aligns with the Securities Act of 1933, as amended (the "Securities Act"), and allows us to rely on these exemptions, which include:

•       Presenting two years of audited financial statements and two years of "Management's Discussion and Analysis of Financial Condition and Results of Operations" in this prospectus.

•       Not obliging to adhere to the auditor attestation requirements outlined in Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the Sarbanes-Oxley Act).

•       Reduced disclosure obligations concerning executive compensation in our periodic reports, proxy statements, and registration statements.

•       Exemptions from the necessity of holding a nonbinding advisory vote on executive compensation and stockholder approval of golden parachute payments not previously approved.

Furthermore, as an emerging growth company, we can leverage an extended transition period to comply with new or revised accounting standards. This provision permits us to postpone the adoption of some accounting standards until they would typically apply to private companies. We have elected to opt out of this extended transition period and this election is irrevocable.

We will retain our status as an emerging growth company until the earliest of the following events:

1.       Reporting annual gross revenues of $1.235 billion or more.

2.       The end of fiscal year 2028.

3.       Issuing more than $1 billion in non-convertible debt within a three-year period.

4.       The conclusion of the fiscal year in which the market value of our common stock held by non-affiliates surpasses $700 million on the last business day of our second fiscal quarter.

We have elected to benefit from specific reduced disclosure obligations and may decide to employ other reduced reporting requirements in future filings. Consequently, the information we provide to our stockholders may differ from what you receive from other publicly reporting companies in which you hold equity interests.

To the extent that we continue to qualify as a "smaller reporting company," as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, after we cease to qualify as an "emerging growth company," certain exemptions available to us as an "emerging growth company" may persist as available options, including:

1.       Not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act.

2.       Scaled executive compensation disclosures.

3.       The ability to provide only two years of audited financial statements instead of three years.

RISKS RELATED TO OUR OFFERING

We anticipate ongoing costs and expenses related to SEC reporting and compliance. Given our lack of revenue, maintaining compliance may become challenging, potentially affecting investors' ability to sell their shares, if possible, at all.

The estimated cost for this registration statement is $9,000. To cover this expense, we will need to utilize funds from Yuliia Zaporozhan, our Director, who has committed to providing a loan to facilitate the registration process. Subsequent to the effective date of this prospectus, we will be obligated to submit annual, quarterly, and current reports, as required by the Securities Exchange Act, to the SEC.

Our plan involves reaching out to a market maker immediately after the offering closes to seek quotation of our shares on the OTCQB/OTCQX or another suitable quotation service. To be eligible for such quotation, issuers must maintain current and timely filings with the SEC. To stay in compliance, we will rely on future revenues to cover the expenses associated with these filings, which could consume a significant portion of our available cash resources.

In the event that we are unable to generate sufficient revenues to meet compliance requirements, you may encounter challenges when attempting to resell any shares you acquire, if feasible at all. Furthermore, a failure to meet the financial obligations related to our reporting requirements could render us ineligible to apply for quotation on the OTCQB/OTCQX or other quotation services.

U.S. investors may encounter challenges when attempting to serve legal notices and enforce judgments based on U.S. Federal Securities Laws against our company and its officers and directors who are not U.S. residents.

We are registered as a Nevada corporation, thus making us subject to the jurisdiction of the State of Nevada and the United States courts regarding any legal actions initiated by investors. An investor can appropriately serve legal documents within the United States in any action involving our company. However, due to our non-U.S. resident directors and the fact that a significant portion of our assets is located outside the United States, investors may face difficulties in the following areas:

-Effecting service of process within the United States against our non-U.S. resident officers or directors.

-Enforcing U.S. court judgments, which are based on the civil liability provisions of U.S. federal securities laws, against the aforementioned foreign individuals within the United States.

-Enforcing U.S. court judgments, which are based on the civil liability provisions of U.S. federal securities laws, in foreign courts against the aforementioned foreign individuals.

-Initiating original legal actions in foreign courts to enforce liabilities stemming from U.S. federal securities laws against the aforementioned foreign individuals.

Due to the absence of an established trading platform for our securities, you may encounter difficulties when attempting to sell any shares you acquire through this offering.

Currently, our company is not listed on any public stock exchange, and there is no existing demand for our common stock. Consequently, there is no publicly accessible market for the shares presented in this prospectus. Our intention is to engage a market maker immediately following the conclusion of this offering and seek inclusion of our shares on OTCQB or OTCQX or another quotation service. The OTC is a regulated quotation system that provides real-time pricing, recent transaction data, and volume information for over-the-counter securities.

To be eligible for quotation on OTCQB or OTCQX, issuers are required to remain up to date with their filings to the SEC or relevant regulatory authority. Failure to meet these reporting obligations could impede our ability to apply for quotation on OTCQB or OTCQX or a similar quotation service, as market makers are not authorized to initiate the quoting of a security when the issuer fails to meet this filing requirement.

It is essential to understand that we cannot guarantee the acceptance or approval of our application, nor can we assure the listing and quoting of our stock for sale. As of the filing date, there have been no discussions or agreements between the Company or its representatives and any market maker regarding potential participation in a future trading market for our securities.

In the event that no trading market is established for our common stock, you may face challenges when attempting to sell any shares you acquire through this offering. This could potentially result in an inability to realize any returns from your investment or experience significant delays or obstacles when attempting to liquidate your shares. Furthermore, the absence of a publicly-traded market for our common stock may make it challenging, if not impossible, to ascertain its value, further complicating the resale of your shares and the realization of any value from your investment.

We are conducting this offering on a best-efforts basis, and there is no specific minimum threshold of shares that must be sold for the offering to move forward.

To implement our business plan effectively, we require a minimum of $30,000 from this offering. However, it's important to note that there is no predetermined minimum funding requirement for this offering. If we are only able to secure a limited amount of proceeds, it could impede our ability to fully execute our business plan. In such a scenario, we may be compelled to suspend or discontinue our operations, which could result in potential financial losses for investors in our company.

Limited Market Validation for Prelaunched API Tool.

As of the date of this S-1 registration statement, StageWise Strategies Corp. faces a risk associated with the limited market validation for its API tool, which has not been officially launched. The tool, while fully developed, has yet to be introduced to the market, and as a result, the company has not secured any subscribers to date.

The consequences of the prelaunched status include uncertainties surrounding market acceptance, user adoption, and competitive positioning. The success of the API tool is contingent upon various factors, including effective marketing, perceived value by potential clients, and the ability to differentiate the offering in a competitive landscape.

In the absence of current subscribers, there is a heightened risk of the market response being different from anticipated trends or projections. Factors such as changing industry dynamics, unforeseen technological challenges, or competitive pressures could impact the tool's reception upon launch.

StageWise Strategies Corp. is actively implementing strategies to address these risks, including targeted marketing campaigns, engagement with potential clients, and ongoing refinement of the tool based on feedback received during its initial launch period. However, potential investors should carefully consider the inherent uncertainties associated with the prelaunched status of the API tool and the potential impact on the company's future financial performance and market position.

We may potentially fall under the classification of a "shell company" as defined by Rule 12b-2 of the Exchange Act, which would restrict the resale of our shares under Rule 144(i) until a year has passed since we cease to meet the criteria for being a shell company.

This categorization arises when a registrant exhibits minimal operational activities and possesses assets primarily composed of cash, cash equivalents, and negligible other assets. As a result of this classification, resale of our shares is subject to restriction under Rule 144(i) until a period of one year has elapsed from the point at which we no longer fulfill the criteria for being designated a shell company. The specific duration of our shell company status and the consequent limitations on share resale pursuant to Rule 144(i) cannot be predicted with certainty, potentially leading to an extended period during which investors may be unable to liquidate their investment.

Our company's shares will be subject to regulation under Securities and Exchange Commission (SEC) Rule 15g-9, which defines "penny stocks."

The shares being offered fall within the category of penny stocks, as per the Securities and Exchange Act of 1934 and the associated regulations set forth by the Commission. These regulations and the Exchange Act impose additional requirements on broker-dealers when selling our securities to investors who do not meet certain accredited investor criteria. Accredited investors are typically institutions with assets exceeding $3,000,000 or individuals with a net worth exceeding $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with a spouse).

For transactions falling under the penny stock rules, broker-dealers are obligated to provide specific disclosures as mandated by the regulations. These disclosures encompass details such as the actual sale or purchase price, bid and offer quotations, compensation received by the broker-dealer and related parties, in addition to disclosures required by the Commission.

It is important to note that due to these penny stock rules, you may encounter challenges when attempting to resell any shares you acquire, and there is no guarantee of a successful resale, if it is feasible at all.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $120,000 as anticipated.

We intend to use the net proceeds we receive from this offering for working capital and other general corporate purposes. We may also use a portion of the net proceeds we receive from this offering for acquisitions or strategic transactions, though we have not entered into any agreements or commitments with respect to any specific material transactions and have no understandings or agreements with respect to any such transactions at this time.

Our management will have broad discretion over the use of the net proceeds we receive from this offering. The amounts and timing of our expenditures will depend upon numerous factors, including cash flows from operations, the extent and results of our research and development efforts and the anticipated growth of our business. Pending their uses, we plan to invest the net proceeds we receive from this offering in short-term, interest-bearing, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

If 4,000,000 shares (100%) are sold:

Next 12 months

Planned Action:	Estimated Cost to complete
Research and Development	$55,000
Marketing and Promotion	$25,000
Product Diversification	$25,000
Miscellaneous	$6,000
Net proceeds - Cost of this offering	$111, 000
SEC reporting and offering expenses	$9,000
Total	$120,000

If 3,000,000 shares (75%) are sold:

Next 12 months

Planned Action:	Estimated Cost to complete
Research and Development	$40,000
Marketing and Promotion	$20,000
Product Diversification	$15,000
Miscellaneous	$6,000
Net proceeds - Cost of this offering	$81,000
SEC reporting and offering expenses	$9,000
Total	$90,000

If 2,000,000 shares (50%) are sold:

Next 12 months

Planned Action:	Estimated Cost to complete
Research and Development	$20,000
Marketing and Promotion	$10,000
Product Diversification	$15,000
Miscellaneous	$6,000
Net proceeds - Cost of this offering	$51,000
SEC reporting and offering expenses	$9,000
Total	$60,000

If 1,000,000 shares (25%) are sold:

Next 12 months

Planned Action:	Estimated Cost to complete
Research and Development	$10,000
Marketing and Promotion	$5,000
Product Diversification	$5,000
Miscellaneous	$1,000
Net proceeds - Cost of this offering	$21,000
SEC reporting and offering expenses	$9,000
Total	$30,000

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

On July 4, 2023, the Company entered into an interest free loan agreement with our President and Director, Yuliia Zaporozhan. According to it, Ms. Zaporozhan will provide funds to the Company, on an as-needed basis, in amounts up to $90,000 over the next five years. The Company will use the agreement as a line of credit and will use the advanced funds for the purpose of working capital and to perform necessary business operations. The Company plans to repay Ms. Zaporozhan from revenues of operations if and when the Company generates enough revenues to pay the obligation. There is no assurance that the Company ever will generate revenues from our operations. The company is presently using the director's advance to fund its operational activities. As we initiate revenue generation, our plan is to shift towards self-funding for ongoing operations.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market.

It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be seeking quotation of our shares on the OTCQB or OTCQX. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DIVIDEND POLICY

We have never declared or paid cash dividends on our shares. We do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our shares. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

DILUTION

The price of the current offering is fixed at $0.03 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering (the below figures are rounded to the nearest hundredths place):

	$25,000 Offering (25%)	$50,000 Offering (50%)	$75,000 Offering (75%)	$100,000 Offering (100%)
Number of current shares held	4,000,000	4,000,000	4,000,000	4,000,000
Number of new shares issued	1,000,000	2,000,000	3,000,000	4,000,000

Total number of new shares held	5,000,000	6,000,000	7,000,000	8,000,000
The historical net tangible book value	$-31,790.00	$-31,790.00	$-31,790.00	$-31,790.00
Net proceeds to the company	$21,000.00	$51,000.00	$81,000.00	$111,000.00
Net tangible book value after this offering	$-10,790.00	$19,210.00	$49,210.00	$79,210.00
Assumed public offering price per share	$0.03	$0.03	$0.03	$0.03
Net tangible book value per share before this offering	$-0.01	$-0.01	$0.00	$0.00
Increase (Decrease) attributable to new investors	$0.00	$0.01	$0.01	$0.01
Net tangible book value per share after this offering	$0.00	$0.00	$0.01	$0.01
Dilution per share to new stockholders	$0.04	0.04	0.03	0.03
% dilution	1.21	1.18	1.15	1.13
Capital contribution by purchasers of shares	$30,000.00	$60,000.00	$90,000.00	$120,000.00
Capital Contribution by existing stockholders	$4,000.00	$4,000.00	$4,000.00	$4,000.00
Percentage capital contributions by purchasers of shares	88.24%	93.75%	95.74%	96.77%
Percentage capital contributions by existing stockholders	11.76%	6.25%	4.26%	3.23%
Current Shareholders % after offering	80.00%	66.67%	57.14%	50.00%
Purchasers % after offering	20.00%	33.33%	42.86%	50.00%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward- looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

• have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

• provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

• comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

• submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

• disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to take advantage of the benefits of this extended transition period.

We will remain an “emerging growth company” for up to five years, or until the earliest of

(i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.235 billion,

(ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or

(iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

As of September 30, 2023 we have cash reserves of approximately $610 and our liabilities are $32,400, comprising $18,400 accounts payable and $14,000 owed to Yuliia Zaporozhan, our director. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Yuliia Zaporozhan, our Director, who has agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of September 30, 2023, Ms. Zaporozhan advanced us $14,000. Ms. Zaporozhan has signed the Loan Agreement for $ 90, 000 with us, that is filed with Registration Statement as the Exhibit 10.1. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $30,000 of funding from this offering. Our operations to date have primarily centered on startup and development activities, involving the execution of a comprehensive business plan and strategic initiatives. We have established a corporate structure. Additionally, we've created an informative website that functions as a centralized source for company information, reflecting our dedication to transparent communication and investor engagement. As we move forward, we remain committed to the ongoing development and enhancement of our website, aligning with our broader business strategy focused on market expansion and value delivery to stakeholders.

We are a development stage company and we have generated no revenue yet. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. Our expansion may include expanding our office facilities, hiring employees and development of our platform. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long-term financing.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have generated no revenue to date.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations, but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers, we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash or cease operations entirely. Even if we raise $120,000 from this offering we may need more funds for business operations, and we may have to revert to obtaining additional money.

The company's flexible approach is designed to adapt to different scenarios, ensuring a focused and scalable execution of its key activities.

In the event that 25% of shares are sold, the operational plan will be executed by prioritizing critical elements such as research and development, implementing cost-effective marketing strategies, and approaching product diversification cautiously. The budget management approach will be conservative, operating within the available financial resources.

If 50% of shares are sold, the operational plan will undergo enhancements. Efforts will be intensified in marketing, more resources will be allocated for research and development, and there will be a moderate exploration of product diversification opportunities. The budget will be expanded to allow for increased flexibility and strategic investments.

In the case where 75% of shares are sold, the focus will shift to strategic investments. Marketing efforts will be increased substantially, a significant allocation of resources will be made for research and development, and diverse product opportunities will be explored. The budget will be further expanded to accommodate comprehensive growth strategies.

If 100% of shares are sold, the emphasis will be on maximized growth. Every aspect of the operational plan will be strengthened, with extensive research and development, maximum marketing penetration, and significant product diversification. The budget will be fully utilized for comprehensive and strategic investments. Thorough market research will identify new opportunities, and service offerings will be expanded to meet evolving client needs.

PLAN OF OPERATION

To date, we have not generated any revenue, and our primary business activities have revolved around the enhancement of our website. Our current cash balance will not be sufficient to fund our operations for the next 12 months, if we are unable to successfully raise money in this offering. However, if we sell 25% of the securities offered for sale by the Company and raise gross proceeds of $30,000, we should be able to continue our business operations, but our growth strategy will be limited. Also, we have funds provided by Ms. Zaporozhan, our Director, available to us which allow us to pay for offering costs, filing fees, professional fees, including fees payable in connection with the filing of this registration statement and operation expenses.

Below is our plan of operations following the completion of this offering. There is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

The operational plan for StageWise Strategies Corp. involves the following key activities:

1. Service Optimization: Our ongoing focus is on service optimization, emphasizing keyword analysis and website improvement.

2. Growing Database: We are actively expanding our database, providing comprehensive information on business promotion strategies and project execution scenarios to support informed decision-making.

3. API Tool Development: Our priority is to further develop our subscription-based API tool to provide entrepreneurs with an expanded query quota for advanced business development strategies.

4. Market Research and Expansion: Conduct in-depth market research to identify new opportunities and emerging trends in the SEO services sector; expand service offerings to meet evolving client needs.

5. Client Relationship Management: Enhance customer support and engagement; develop customer feedback mechanisms to continually refine and improve service delivery.

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Limited Operating History; Need For Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated revenues to date. We cannot guarantee we will be successful in our business operations and will start receiving income as early as we anticipate. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

For the year ended September 30, 2023

For year ended September 30, 2023, the Company generated no revenue.

Total expenses for the year ended September 30, 2023 were $6,995 consisting of $308 office rent, $39 postage and delivery expenses and $6,648 professional fees.

The company recorded a net loss of $6,990 for the year ended September 30, 2023.

Since inception, we have sold 4,000,000 shares of common stock to our directors for net proceeds of $4,000.

Liquidity And Capital Resources

As of September 30, 2023 we have cash reserves of approximately $610 and our liabilities are $32,400, comprising $18,400 accounts payable and $14,000 owed to Yuliia Zaporozhan, our Director. The available capital reserves of the Company are not sufficient for the Company to remain operational.

Net cash used in operating activities for the year ended September 30, 2023, was $11,410.

Cash flows from investing activities for the year ended September 30, 2023, was $28,800.

Cash flows from financing activities for the three months ended September 30, 2023, was $14,000.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Yuliia Zaporozhan, our Director, who has agreed to loan the company funds to complete the registration process. To proceed with our operations within 12 months, we need a minimum of $30,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. The company is currently utilizing funds from the director's advance to support operations. Once the company begins generating its own revenue, we intend to transition to using our own funds for ongoing operations. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In the long term, we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. Should the Company fail to sell less than 25% of its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

Description Of Property

Our administrative office is located at: Friedrichstr. 114A, 10117, Berlin, Germany. Our phone number is +1 (413) 307-6199.

Overview

StageWise Strategies Corp. is a Nevada-based corporation specializing in SEO services tailored to empower entrepreneurs. Our main focus is enhancing online visibility. Through keyword analysis and website optimization, we enable clients to boost their search engine rankings, attracting organic web traffic and extending their online presence to a broader audience.

Revenue Stream

We aim to generate revenue through various channels linked to our SEO service, designed to empower entrepreneurs by enhancing their online visibility. Our core focus is on aiding individuals and businesses, spanning from startups to established enterprises, in bolstering their online presence and attracting organic web traffic.

Our primary revenue sources will encompass:

Subscription-Based API Tool: Entrepreneurs managing multiple concurrent projects can leverage our subscription-based API tool, offering an expanded query quota. Users subscribe to this tool, paying a recurring fee, granting them access to advanced features and the capability to export acquired keywords for various applications.

Users can access our service through our company's website, where they discover comprehensive information on our offerings, pricing plans, and a user-friendly contact interface for plan selection. Revenue is derived from fees associated with platform access.

We offer three-tiered subscription-based monthly plans: Basic, Standard, and Premium. Each plan carries a recurring fee, granting users access to progressively advanced features, higher request allowances, and enhanced functionality. Clients pay for their selected plan, aligning with their specific promotional requirements.

BUSINESS

We have built a platform that offers SEO services for entrepreneurs. Our major objective is to enable businesses to enhance a website's performance in search engine rankings. SEO service focuses on researching and selecting relevant keywords for a business or website. By incorporating these keywords into the content, meta tags, and other on-page elements, the website becomes more likely to rank for those terms. Our platform offers a keyword research tool and various plans to access keyword database.

In a growing market, SEO service plays a vital role in reshaping the online landscape for our clients. We provide essential tools to streamline front-to-back-end operations, fostering enhanced revenue and profitability. Our keyword tools help to optimize the website structure, content, and navigation to create a positive user experience. Through our tailored SEO solution, we deliver experiences in optimizing for search engines that may be challenging to achieve independently, simplifying the complexities of online visibility.

Our Business Model

Our business model is designed to serve emerging entrepreneurs by offering SEO solutions that prioritize boosting online presence through keyword analysis and website optimization. We empower our clients to attract more organic traffic and expand their product and service reach. Our revenue generation plan includes subscription-based models, comprising Basic, Standard, and Premium tiers, each offering expanded functionality and request allowances. Entrepreneurs managing multiple projects can benefit from our subscription-based API tool, which provides a significantly increased quota of queries, enabling them to elevate the quality of their business development strategies. Additionally, we offer a keyword research tool, allowing users to access 15 keywords and a comprehensive business description with a single request. This tool serves entrepreneurs, particularly those managing multiple projects, by facilitating tasks such as content creation, search engine optimization, contextual advertising, and can be accessed through our website. Our channels of engagement primarily involve online access to our website, where clients can select subscription plans and download our program to access and make use of our services.

Key Service Offerings:

Keyword Analysis and Optimization: We specialize in identifying and utilizing relevant keywords to optimize websites for improved search engine performance.

Strategic Online Promotion: Our service delivers a methodical approach to online promotion, recognizing the significance of a robust online presence for entrepreneurial success.

Complimentary Queries: We provide a complimentary allocation of 15 queries, allowing users to sample our service by uncovering valuable keywords and receiving guidance within this limit.

Subscription Plans: We present three subscription tiers - Basic, Standard, and Premium - each offering progressively advanced functionality and query allowances to cater to varying client needs.

Expanding Database: Our service features an expanding database containing comprehensive information on business promotion and diverse project execution scenarios, aiding informed decision-making.

API Tool: For users handling multiple projects concurrently, our subscription-based API tool offers an expanded query quota, enabling advanced business development strategies and keyword export for various applications. StageWise Strategies Corp. has not secured any subscribers to date for the API tool. However, the company is fully prepared to welcome its first clients upon the official launch of the tool. Despite being fully developed, the API tool has not been officially launched at the time of this disclosure. Prospective clients will be able to purchase API keys once the tool is officially launched. The absence of current subscriptions reflects the tool's pre-launch status. The company is poised to initiate its first client engagements upon the official launch. The API tool is scheduled for launch in the upcoming quarter.

User-Friendly Platform: Our service is easily accessible through our website, where users can find detailed information on services, pricing plans, and an intuitive interface for plan selection.

Holistic Project Management: Entrepreneurs, whether startups or established businesses, can benefit from our platform's guidance and tools for systematic project promotion.

Entrepreneurial Advantages:

▪	Access to useful keywords and concise descriptions from our extensive database.
▪	Advanced search-based support through paid subscriptions.
▪	Effective project management for multiple ventures.

In a dynamic digital landscape, we serve as a cooperative partner for entrepreneurs aiming to bolster their online presence and achieve business growth. We are committed to providing potent, user-friendly solutions that empower entrepreneurs to excel in the online marketplace.

Industry Background

We have recently observed several trends in the digital marketing and SEO industry, creating opportunities for our innovative SEO service. These trends include:

•	Increased Emphasis on Online Visibility: In today's digital age, businesses and entrepreneurs recognize the critical importance of having a strong online presence. This is driven by the growing number of consumers who turn to search engines to find products and services. A prominent online presence is essential for attracting potential customers.

•	Keyword Optimization: Keyword analysis and optimization have become fundamental strategies for improving online visibility. Businesses are actively seeking ways to identify and target relevant keywords that align with their products or services. Effective keyword optimization is key to ranking higher in search engine results.

•	Organic Traffic and Audience Exposure: Entrepreneurs understand that organic traffic from search engines can significantly impact their online success. Higher search engine rankings lead to increased exposure to a broader audience, which can translate into more leads, sales, and revenue.

•	Personalized SEO Strategies: Businesses are looking for tailored SEO strategies that align with their unique needs and goals. A one-size-fits-all approach is no longer sufficient, and entrepreneurs seek personalized SEO solutions to address their specific challenges and objectives.

•	Subscription-Based Services: Subscription-based models are gaining popularity in the SEO industry. These models offer clients flexibility in choosing plans that match their requirements, budget, and ambitions. Different subscription tiers provide varying levels of functionality and request allowances.

•	Data-Driven Decision-Making: Entrepreneurs are increasingly relying on data to drive their SEO strategies. Access to comprehensive databases and analytics tools is vital for making informed decisions and optimizing online marketing efforts.

•	Navigable Tools: User-friendly SEO tools and platforms are in demand. Entrepreneurs are looking for solutions that are easy to use and provide actionable insights without requiring extensive technical expertise.

•	Project Management Support: SEO service providers that offer project management support are valuable to entrepreneurs managing multiple projects simultaneously. These services help entrepreneurs stay organized and maintain a systematic approach to promoting each project effectively.

In response to these industry trends, we have developed an innovative SEO service that focuses on keyword optimization, offers subscription-based plans, provides access to a comprehensive database, and empowers entrepreneurs to manage multiple projects with expert guidance. Our user-friendly platform is designed to meet the evolving needs of businesses and individuals seeking to enhance their online visibility and succeed in the competitive digital landscape.

Competition

While we currently do not identify a direct competitor offering the full spectrum of technologies and solutions that we will offer to our prospective clients, we face several individual competitors providing specific components of our solution stack. Our competitors may encompass firms specializing in SEO, digital marketing, and business consultancy services based on a number of factors:

1.	Competitors Specializing in SEO: We compete against the companies operating in the field of SEO solutions. They are targeting the same customer base and offer similar services related to keyword analysis and website optimization. Like us, their goal is to improve search engine rankings and increase organic traffic. If they are targeting emerging entrepreneurs seeking SEO solutions, we would compete for the same customer segment.
2.	Digital Marketing Firms: Our competitors among digital marketing companies offer a wider range of online marketing services, including SEO. They compete with us by providing a comprehensive approach to promoting products and services online, encompassing areas such as social media marketing, PPC advertising, content marketing, and email campaigns.
3.	Business Consultancy Services: While not exclusively focused on SEO, business consultancy firms can be competitors due to their ability to provide strategic guidance to enhance overall business performance. They may advise on improving online presence and marketing strategies, making them competitors in offering a more holistic approach to business growth.

Our current and potential competitors include, but are not limited to, such companies as Moz, Ahrefs, SEMrush, HubSpot, Neil Patel Digital, and Search Engine Land. Some of these rivals may possess substantially greater financial, technical, and marketing resources, enabling them to respond more swiftly than we can to evolving technologies or changing client needs.

We firmly believe that our strengths in sales and business development, our comprehensive suite of SEO and online visibility solutions, our growing brand recognition, and our unique proprietary developing methodologies are the primary determinants of our competitive position in this landscape.

Sales and Revenue

Our revenue streams will center around SEO services. Designed to empower entrepreneurs, our core mission is to elevate online visibility. We are committed to providing tailored SEO solutions for diverse businesses, ranging from startups to established enterprises, enabling them attract and engage organic web traffic. Our revenue strategy integrates SEO technique, ensuring sustained financial growth through our specialized services.

Our primary revenue sources encompass:

Subscription-Based API Tool: Entrepreneurs managing multiple concurrent projects can leverage our subscription-based API tool, offering an expanded query quota. Users subscribe to this tool, paying a recurring fee, granting them access to advanced features and the capability to export acquired keywords for various applications.

Users can access our service through our company's website, where they discover comprehensive information on our offerings, pricing plans, and a user-friendly contact interface for plan selection. Revenue is derived from fees associated with platform access.

We offer three-tiered subscription-based monthly plans: Basic, Standard, and Premium. Each plan carries a recurring fee, granting users access to progressively advanced features, higher request allowances, and enhanced functionality. Clients pay for their selected plan, aligning with their specific promotional requirements.

Effect of General Economic Conditions on our Business

The state of the general economy significantly affects our SEO business. During economic recoveries and stable periods, entrepreneurs are more willing to invest in enhancing their online presence. A strong economy makes it easier for them to justify this investment, resulting in increased demand for our SEO services. In contrast, economic downturns may lead to reduced demand as businesses tighten their budgets. Therefore, the economic environment plays a pivotal role in determining the demand for our services.

Regulation

Our operations are subject to a range of federal, state, and international laws and regulations governing online and mobile platform businesses. These regulations encompass areas such as privacy, user data protection (including data collection from minors), online and mobile content, advertising, marketing activities, and anti-corruption measures.

We are committed to full compliance with all applicable laws and regulations that govern our industry. As such, we are determined to obey any regulation that we are subject to, striving to ensure the highest standards of ethics, user privacy, and data protection. We also acknowledge the dynamic nature of the regulatory landscape in the online and mobile platform sector.

As we operate in a relatively new industry where clear guidance is not available for the interpretation and application of existing laws and regulations, these laws and regulations are constantly evolving and may be interpreted, applied, created, superseded, or amended in a manner that could harm our business. These changes may occur immediately or develop over time through judicial decisions or as new guidance or interpretations are provided by regulatory and governing bodies, such as federal, state, and local administrative agencies. As we expand our business into new markets or introduce new features, fulfillment methods, or offerings into existing markets, regulatory bodies or courts may claim that we are subject to additional requirements, or that we are prohibited from conducting business in certain jurisdictions.

Employees

At present we have two employees, Yuliia Zaporozhan serving as President, Director, and Secretary, and Victor Balan in the position of Director and Treasurer.

Legal Proceedings

We are not involved in any material legal claims or proceedings.

Properties

Our headquarters is located at Friedrichstr. 114A, 10117, Berlin, Germany. It serves as our corporate meeting space and strategic deliberation venue. You may reach us via the corporate phone line at (413) 307-6199.

MANAGEMENT

General

Our Board of Directors consists of Yuliia Zaporozhan and Victor Balan. The following table sets forth the name and position of each of our current directors and executive officers.

Name	Age	Positions
Yuliia Zaporozhan	31	President, Director and Secretary (Chairman)
Name	Age	Positions
Victor Balan	29	Director and Treasurer

The business experience of the above-identified individuals is set forth below.

Yuliia Zaporozhan and Victor Balan, co-founded the company on July 3, 2023. Ms. Zaporozhan holds the positions of President, Director, and Secretary, while Mr. Balan serves as Director and Treasurer.

Ms. Zaporozhan graduated from Odesa National Economic University in 2015, earning a Master's degree in Personnel Management and Labor Economy. She has held roles as Head of the Finance Office in 2014 and Accountant for various companies from 2015 to 2019.

Similarly, Mr. Balan, who graduated from the Odessa National Maritime University, transitioned to the automotive industry in 2018 as a Senior Sales Manager at NNauto. In 2019, he further enhanced his skills with coursework in digital marketing and website development. Since then, Mr. Balan he has been engaged in front-end and back-end development, operating as a self-employed professional, creating websites tailored for tech products and gadgets.

Yuliia Zaporozhan and Victor Balan, Directors at StageWise Strategies Corp., have specific roles in the organization. Ms. Zaporozhan, serving as President, Director, and Secretary, is responsible for the day-to-day operational activities, including resource management and goal achievement. Mr. Balan, in his role as Director and Treasurer, concentrates on the strategic oversight of product development and management, particularly concerning the company's operations.

Initially, the members of our Board of Directors plan to commit 40 hours per week to plan and organize our activities. Both Ms. Zaporozhan and Mr. Balan jointly oversee all aspects of the company's operations, encompassing the development and promotion of the website, in accordance with their designated responsibilities.

Ms. Zaporozhan and Mr. Balan do not have any full-time employment or business ventures that require a material amount of their time outside of their duties at the Company.

Board and Committee Matters

The Company does not have a standing nominating committee, compensation committee or audit committee. Instead, the entire Board of Directors shares the responsibility of identifying potential director-nominees to serve on the Board of Directors and performing the functions of an audit committee. The Board believes the engagement of directors in these functions is important at this time in the Company’s development in light of the Company’s recent activities.

Communications with Board Members

Our board of directors has provided the following process for shareholders and interested parties to send communications to our board and/or individual directors. All communications should be addressed to StageWise Strategies corp., Friedrichstr. 114A, 10117, Berlin, Germany. Communications to individual directors may also be made to such director at our company’s address. All communications sent to any individual director will be received directly by such individuals and will not be screened or reviewed by any company personnel.

Any communications sent to the board in the care of the Secretary will be reviewed by the Secretary to ensure that such communications relate to the business of the company before being reviewed by the board.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers during the fiscal year ended September 30, 2023:

Name and Principal Position	Year	Salary ($)	Total ($)
Yuliia Zaporozhan	2023	0	0

Victor Balan	2023	0	0

Employment agreements

The Company is not a party to any employment agreement and has no compensation agreement with any officer or director.

Director Compensation

Non-employee directors received no compensation during 2023.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On July 4, 2023, the Company entered into an interest free loan agreement with our President, Secretary and Director, Yuliia Zaporozhan. According to it, Ms. Zaporozhan will provide funds to the Company, on an as-needed basis, in amounts up to $90,000 over the next five years. The Company will use the agreement as a line of credit and will use the advanced funds for the purpose of working capital and to perform necessary business operations.  In accordance with the interest free loan agreement, during the period from inception on July 3, 2023 through September 30, 2023 Ms. Zaporozhan advanced $14,000 to the Company for operating expenses. Ms. Zaporozhan will not be repaid from the proceeds of this offering, however, in conjunction with the loan agreement the amounts advanced are to be repaid by July 4, 2028.  The Company plans to repay Ms. Zaporozhan from revenues of operations if and when the Company generates enough revenues to pay the obligation. There is no assurance that we ever will generate revenues from our operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information relating to the beneficial ownership of our common stock as of the date, by:

(i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of Common Stock;

(ii) each director or nominee for director of our Company;

(iii) each of the executives; and

(iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

Beneficial Owner*	Address	Number of Shares	Owned Percent of Class
Yuliia Zaporozhan	Friedrichstr. 114A, 10117, Berlin, Germany	2,000,000	50%
Victor Balan	Friedrichstr. 114A, 10117, Berlin, Germany	2,000,000	50%

(*) Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities.

Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household. This includes any shares such person has the right to acquire within 60 days.

As of September 30, 2023, there were 4,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 4,000,000 shares of common stock were issued to Yuliia Zaporozhan, President, Secretary and Director, and Victor Balan, Treasurer and Director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act.

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to the Securities Act, because we have an active operating business and an outlined business plan.

DESCRIPTION OF SECURITIES

The following is a description of the common stock we are registering, and certain material provisions of Nevada Revised Statutes, our Articles of Incorporation, and our corporate bylaws. The following is only a summary and is qualified by applicable law, our Articles of Incorporation, and our corporate bylaws. Copies of our Articles of Incorporation and corporate bylaws are included as exhibits to the registration statement of which this prospectus is a part.

General

As of the date of this prospectus, our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share.

Yuliia Zaporozhan, and Victor Balan will offer our securities to their personal friends and family, as well as relatives. We will not utilize advertising or make a general solicitation for our offering, but rather, Ms. Zaporozhan and Mr. Balan will personally and individually contact each investor. Ms. Zaporozhan has no experience in selling securities to investors. The Directors will not purchase securities in this offering.

Common Stock

This section offers an overview of the material rights and restrictions associated with our common stock. Shareholders of our common stock currently have:

(i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company;

(ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company

(iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto;

(iiii) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred stock

We do not have an authorized class of preferred stock.

Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Dividend policy

We have never declared or paid cash dividends on our shares. We do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our shares. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

Anti-Takeover Effects of Certain Provisions of Nevada Law

Effect of Nevada Anti-Takeover Statute.

We are subject to Section 78.438 of the Nevada Revised Statutes, an anti-takeover law.

In general, Section 78.438 prohibits a Nevada corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. Section 78.439 provides that business combinations after the three-year period following the date that the stockholder becomes an interested stockholder may also be prohibited unless approved by the corporation’s directors or other stockholders or unless the price and terms of the transaction meet the criteria set forth in the statute.

Section 78.416 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder or any other corporation which is an affiliate or associate of the interested stockholder;

•	any sale, transfer, pledge or other disposition of the assets of the corporation involving the interested stockholder or any affiliate or associate of the interested stockholder if the assets transferred have a market value equal to 5% or more of all of the assets of the corporation or 5% or more of the value of the outstanding shares of the corporation or represent 10% or more of the earning power of the corporation;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation with a market value of 5% or more of the value of the outstanding shares of the corporation;

•	the adoption of a plan of liquidation proposed by or under any arrangement with the interested stockholder or any affiliate or associate of the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder; or

•	the receipt by the interested stockholder or any affiliate or associate of the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 78.423 defines an interested stockholder as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Control Share Acquisitions. Sections 78.378 through 78.3793 of the Nevada Revised Statutes limit the voting rights of certain acquired shares in a corporation. The provisions apply to any acquisition of outstanding voting securities of a Nevada corporation that has 200 or more stockholders, at least 100 of which are Nevada residents, and conducts business in Nevada (an “issuing corporation”) resulting in ownership of one of the following categories of an issuing corporation’s then outstanding voting securities: (i) twenty percent or more but less than thirty-three percent; (ii) thirty-three percent or more but less than fifty percent; or (iii) fifty percent or more.

The securities acquired in such acquisition are denied voting rights unless a majority of the security holders approve the granting of such voting rights. Unless an issuing corporation’s articles of incorporation or bylaws then in effect provide otherwise: (i) voting securities acquired are also redeemable in part or in whole by an issuing corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to an issuing corporation or if the stockholders vote not to grant voting rights to the acquiring person’s securities, and (ii) if outstanding securities and the security holders grant voting rights to such acquiring person, then any security holder who voted against granting voting rights to the acquiring person may demand the purchase from an issuing corporation, for fair value, all or any portion of his securities. These provisions do not apply to acquisitions made pursuant to the laws of descent and distribution, the enforcement of a judgment, or the satisfaction of a security interest, or made in connection with certain mergers or reorganizations.

PLAN OF DISTRIBUTION

As of the date of this prospectus, the company has 4,000,000 shares of common stock issued and outstanding. We are registering 4,000,000 shares of common stock for sale at a price of $0.03 per share, in addition to the 4,000,000 shares held by the Directors.

In the course of conducting this offering, the Company will not register as a broker-dealer under Section 15 of the Exchange Act. Instead, the Company will rely on the "safe harbor" provisions of SEC Rule 3a4-1, which provides an exemption from broker-dealer registration for individuals associated with an issuer involved in offering the issuer's securities.

Neither Yuliia Zaporozhan nor Victor Balan has any statutory disqualifications as defined in Section 3(a)(39) of the Exchange Act. They will not receive compensation based on commissions or other remuneration tied directly or indirectly to securities transactions. In the past 12 months, neither Director has been a broker or dealer, nor an associated person of one. Following the offering, both Directors will primarily continue to perform substantial duties for the company, unrelated to securities transactions, except in compliance with Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The company will receive all proceeds from the sale of the 4,000,000 shares offered, with a fixed price of $0.03 per share for the entire offering duration. Although the company's common stock is not publicly listed, it intends to seek quotation on the OTC Markets Group, including the OTC QB or QX, or another quotation service. This process requires a market maker to file an application to facilitate trading. Approval of such an application is not guaranteed.

The company may sell its shares directly to purchasers at its discretion and will not involve underwriters, dealers, or agents who would receive compensation in the form of discounts, concessions, or commissions. The shares may be sold in one or more transactions, all at a fixed price of $0.03 per share.

To comply with applicable state securities laws, the securities will be offered or sold in states where they are registered or qualified for sale, or where exemptions from registration or qualification are available and followed. Additionally, the company will adhere to relevant provisions, rules, and regulations under the Exchange Act during the effective period of this Registration Statement. All expenses related to the registration of shares, including those pursuant to state securities laws, will be covered by the company.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must execute and deliver a subscription agreement; and deliver a check or certified funds to us for acceptance or rejection. All checks for subscriptions must be made payable to STAGEWISE STRATEGIES CORP. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors".

The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Determination of Offering Price

The public offering price of our common stock offered by this prospectus has been determined by us and may bear no relation to our assets, book value, historical earnings or net worth, or any other accepted valuation criteria. No valuation or appraisal has been obtained in connection with this offering.

Accordingly, the assumed public offering price stated on the cover page of this prospectus should not be considered as an indication of the actual value of our common stock, which is subject to change as a result of market conditions and other factors. We cannot assure investors that, after this offering, an active trading market will develop for our common stock or that our common stock can be resold at or above the assumed public offering price.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Haddan & Zepfel LLP.

EXPERTS

The audited financial statements as of September 30, 2023 included in this prospectus have been audited by Dylan Floyd Accounting & Consulting, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in StageWise Strategies Corp.

DISCLOSURE OF COMMISSION POSITION

ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and corporate bylaws contain provisions indemnifying our directors and officers to the fullest extent permitted by Nevada Revised Statutes. In addition, and as permitted by Nevada Revised Statutes, our Articles of Incorporation provide that no director will be liable to us or our shareholders for monetary damages for breach of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our shareholders in derivative suits to recover monetary damages against a director for breach of certain fiduciary duties as a director, except that a director will be personally liable for:

●	any breach of his or her duty of loyalty to us or our shareholders;

●	acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;

●	the payment of an improper dividend or an improper repurchase of our stock in violation of Nevada Revised Statutes or in violation of federal or state securities laws; or

●	any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have no information required to be disclosed under this Item.

WHERE YOU CAN FIND MORE INFORMATION

We are filing this Form S-1 registration statement with the SEC, including exhibits and schedules, under the Securities Act with respect to the Shares of Common Stock to be sold in this offering. This prospectus and any prospectus supplement which form a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement.

Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We will file annual, quarterly and current reports and other information with the SEC. You may read, without charge, and copy, at prescribed rates, all or any portion of the registration statement or any reports, statements or other information in the files at the public reference room at the SEC’s headquarters at 100 F Street, NE Washington, DC 20549. You may request copies of these documents, for a copying fee, by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our filings, including the registration statement, are also available to you on the Internet website maintained by the SEC at http://www.sec.gov.

FINANCIAL STATEMENTS

Our fiscal year end is September 30, 2023. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Dylan Floyd Accounting &Consulting.

Our financial statements from inception to September 30, 2023, immediately follow:

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors

Stagewise Strategies Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Stagewise Strategies Corp. (the "Company") as of September 30, 2023, the related statements of operations, changes in stockholders' equity, from inception to the period ended September 30, 2023, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2023, and the results of its operations and its cash flows from inception to the period ended September 30, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has an accumulated deficit of $9,660 and a negative cash flow from operations amounting to $9,660 from inception to the period ended September 30, 2023.  These factors as discussed in Note 3 of the financial statements raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosure that are material to the financial statements and (2) involve especially challenging, subjective, or complex judgements. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit maters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

There is no Critical Audit Matters existed as of September 30, 2023.

DylanFloyd Accounting & Consulting

We have served as the Company's auditor since 2023.

Newhall, California

November 13, 2023

STAGEWISE STRATEGIES CORP. BALANCE SHEET
September 30, 2023
(audited)

ASSETS
Current Assets Checking/Savings
Cash and cash equivalents	$610
Total Checking/Savings	$610
Other Current Assets
Intangible Assets	$28,800
Total Other Current Assets	$28,800
Total Current Assets	$29,410
TOTAL ASSETS	$29,410

LIABILITIES AND EQUITY
Current Liabilities
Accounts Payable	$18,400
Total Accounts Payable	$18,400
Other Current Liabilities
Related Party Loan	$14,000
Total Other Current Liabilities	$14,000
Total Current Liabilities	$32,400
Total Liabilities	$32,400
Equity
Capital Stock	$4,000
Net Income	$(6,990)
Total Equity	$(2,990)
TOTAL LIABILITIES AND EQUITY	$29,410

The accompanying notes are an integral part of these financial statements.

STAGEWISE STRATEGIES CORP. STATEMENT OF OPERATIONS (audited)
For the period ended September 30, 2023

REVENUE	$-

EXPENSES
Office Rent	$308
Postage and Delivery	$39
Professional Fees	$6,648
Total expenses	$6,995

Loss from Operations	$(6,995)
Other income
Interest income	$5
Total other income	$5
NET OTHER INCOME	$5
NET INCOME	$(6,990)

Income Tax Expense	-

NET LOSS AFTER TAX	$(6,990)

Basic and Diluted Net Loss per Common Share	$0.00

Weighted-Average Number of Common Shares Outstanding	4,000,000

The accompanying notes are an integral part of these financial statements.

STAGEWISE STRATEGIES CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE PERIOD FROM JULY 3, 2023 (INCEPTION) TO SEPTEMBER 30, 2023

	Number of Common			Additional Paid-in- Capital	Accumulated deficit	Total
	Shares	Amount

Balance as of July 3, 2023 (inception)	-	$-		$-	$-	$-
Common shares issued for cash at $0.001	4,000,000	4,000				4,000
Net Income for the period Ended August 31, 2023	-	-		-	(6,990)	(6,990)
Balance as August 31, 2023	4,000,000	$4,000	$		$(6,990)	$(2,990)

The accompanying notes are an integral part of these financial statements.

STAGEWISE STRATEGIES CORP. STATEMENT OF CASH FLOWS FOR THE PERIOD FROM JULY 3, 2023 (INCEPTION) TO SEPTEMBER 30, 2023 (audited)
For the period ended September 30, 2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$(6,990)
Adjustments to reconcile Net Income to net cash provided by operations:
Accounts Payable	$(18,400)
Net cash used in Operating Activities	$(25,390)

CASH FLOWS FROM INVESTING ACTIVITIES
Intangible Assets	$(28,800)
Net cash used in Investing Activities	$(28,800)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital Stock	$4,000
Related Party Loan	$14,000
Net cash provided by Financing Activities	$14,000

Net cash increase for period	-
Cash at beginning of period	$0
Cash at end of period	$610

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period:
Interest paid	$-
Income taxes paid	$-
Non-cash transaction

The accompanying notes are an integral part of these financial statements.

STAGEWISE STRATEGIES CORP.

NOTES TO THE FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2023

NOTE 1 - ORGANIZATION AND OPERATIONS

STAGEWISE STRATEGIES CORP. (“Company”) was incorporated on July 03, 2023 under the laws of Nevada. We are a Nevada-based company, providing search engine optimization (SEO) services. Our core purpose is to optimize online visibility and enhance organic search rankings for businesses across diverse industries. Leveraging advanced data analytics and proprietary algorithms, the company offers tailored keyword research and implementation strategies to effectively promote clients' products and services in the digital marketplace.

Our service offers an intelligent approach to website promotion, emphasizing a strong online presence for entrepreneurs. Our aim is to provide accessible tools for success, including trials for users to explore the service benefits. Additionally, we plan to introduce subscription-based options to enhance the experience with advanced capabilities, granting clients exclusive access to premium features for elevated website promotion.

Understanding the importance of a strong online presence for entrepreneurs, our goal is to equip them with the necessary tools for success. We intend to make our service accessible to as many users as possible and offer free trials for users to explore the benefits of our service. However, to further enhance the experience and offer advanced features and capabilities, we plan to introduce subscription-based options. These subscriptions will provide clients with exclusive access to premium features, allowing them to take their website promotion to the next level.

One of the key features of our website is the development of an extensive database. This database contains answers to a wide range of questions related to business promotion, as well as various scenarios for the realization of business projects. Using free version of our website clients gain one-attempt search trial per day that can assist them with 15 most useful keywords and provide a descriptive guidance on a daily basis. Meanwhile, the subscription-based API tool allows for a significantly increased number of queries, thereby improving the quality of business development strategy and making it incredibly advantageous for entrepreneurs managing multiple projects simultaneously. Our users can export obtained keywords and use them for creating content, search engine optimization, contextual advertising, or any other purposes.

Our website is planned to emphasize an extensive database with answers to diverse business promotion questions and various project realization scenarios. The free version will offer clients one-attempt search trial per day, assisting them with 15 valuable keywords and providing daily descriptive guidance. Alternatively, the subscription-based API tool will allow for a significantly higher number of queries, enhancing the quality of business development strategies and benefiting entrepreneurs handling multiple projects. Users will be able to export obtained keywords for content creation, search engine optimization, contextual advertising, or other purposes.

Our platform will allow entrepreneurs to maintain a comprehensive focus on all their projects, regardless of their stage, whether they are startups or well-established businesses. Assistance of our platform's tips and guidance, will enable entrepreneurs systematically promote each project, ensuring a high-quality approach every step of the way.

Our company offers a powerful and user-friendly service that assists entrepreneurs in promoting their businesses. By leveraging CEO technology, our website is planned to provide invaluable keywords, comprehensive concise descriptions from a vast self-developed database of business promotion expertise. Through a paid subscription, entrepreneurs gain advanced search-based support with a specific number of monthly requests. Using our website, entrepreneurs will effectively manage multiple projects, receive expert guidance, and connect with professional executors for each new idea.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application.  Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with the rules and regulations (Regulation S-X) of the Securities and Exchange Commission (the “SEC”) and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. As September 30, 2023 the Company had cash equivalents in total $ 610.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a) affiliates of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants.

Recent Accounting Pronouncements

The Company’s management has evaluated all the recently issued, but not yet effective, accounting standards that have been issued or proposed by the FASB or other standards-setting bodies through the filing date of these financial statements and does not believe the future adoption of any such pronouncements will have a material effect on the Company’s financial position and results of operations.

NOTE 3 – GOING CONCERN

The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had no revenues from July 3, 2023 to September 30, 2023, had a net loss from July 3, 2023 to September 30, 2023 in total $ 6,990, and is showing an accumulated deficit from July 3, 2023 to September 30, 2023 in total $ 6,990.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence full-scale operations and generate sufficient revenue, however the Company’s cash position may not be sufficient to support the Company’s daily operations long-term.  Management intends to raise additional funds by way of a private or public offering.  While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – STOCKHOLDERS’ EQUITY

Upon formation, the total number of shares of all classes of stock which the Company is authorized to issue is seventy-five million (75,000,000) shares of Common Stock, par value $0.001 per share.

On September 30, 2023, the Company issued 4,000,000 shares of common stock to its two founders and directors, Yuliia Zaporozhan 2,000,000 shares and Victor Balan 2,000,000 shares at $0.001 per share.

NOTE 5 – RELATED-PARTY TRANSACTIONS

Yuliia Zaporozhan is related party with whom the Company had transactions with during from July 3, 2023 (Inception) to September 30, 2023. During this period, Yuliia Zaporozhan contributed $14,000 in cash to assist in paying for operating expenses on behalf of the Company. The amounts due to the related party are unsecured and non-interest bearing with no set terms of repayment.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Commitments under agreements

On August 29, 2023, the Company took on a financial obligation of $28,800 related to the development of its website.

Legal proceedings

The Company did not encounter any legal actions from its establishment on July 3, 2023, through September 30, 2023, and there are presently no ongoing or impending legal actions to the best of our awareness.

NOTE 7 – INTANGIBLE ASSET

The Company accounts for its intangible assets in accordance with ASC Subtopic 350-40, Internal-Use Software-Computer Software Developed or Obtained for Internal Use, and ASC Subtopic 360-10, Accounting for the Impairment or Disposal of Long-Lived Assets. ASC Subtopic 350-40 requires assets to be recorded at the cost to develop the asset and requires an intangible asset to be amortized over its useful life and for the useful life to be evaluated every reporting period to determine whether events or circumstances warrant a revision to the remaining period of amortization. If the estimate of useful life is changed the remaining carrying amount of the intangible asset is amortized prospectively over the revised remaining useful life.

We capitalized website development costs of $28,800, which is being amortized over a 5-year life or $5,760 per year. We commenced the development of the website on August 29th, 2023, and as of September 30, 2023, the website holds an estimated value of $28,800.

NOTE 8 – FOREIGN CURRENCY

As a result of the Company’s management operating in Europe, some of the Company’s transactions occurred in Euros. However, due to the little variance in the foreign currency translation rate in the period under audit, there were no gains or losses recorded to either other comprehensive income or net income.

NOTE 9 – SUBSEQUENT EVENTS

The Company has evaluated all events that occur after the balance sheet date through October 2023, the date when the financial statements were available to be issued to determine if they must be reported.  Management of the Company determined that there were no reportable subsequent events to be disclosed.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement are as follows:

SEC Registration Fee and EDGAR fees	$1$1,000
Accounting fees and expenses	$10,000
Legal fees and expenses	$1,500
Total	12,500

Item 14. Indemnification of Directors and Officers.

Pursuant to the provisions of Nevada Revised Statutes 78.751, STAGEWISE STRATEGIES CORP. shall indemnify any director, officer and employee as follows: every director, officer, or employee of STAGEWISE STRATEGIES CORP. shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of STAGEWISE STRATEGIES CORP., or was serving at the request of STAGEWISE STRATEGIES CORP. as a director, officer, employee or agent of STAGEWISE STRATEGIES CORP., partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of STAGEWISE STRATEGIES CORP.. STAGEWISE STRATEGIES CORP. shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of STAGEWISE STRATEGIES CORP. as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Item 15. Recent Sales of Unregistered Securities.

(a)

Since the incorporation date, the following common stock shares were purchased:

Stockholder	Number of Shares
Yuliia Zaporozhan	2,000,000
Victor Balan	2,000,000

These shares were issued in connection with the Company being pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act as the shares were sold to an accredited investor. The shares issued were sold at the price of $0.001 per share.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits.

(a)

The following exhibits are filed as part of this Registration Statement:

Number	Description
3.1*	Articles of Incorporation of the Registrant dated July 3, 2023
3.2*	Bylaws of the Registrant dated July 3,2023
5.1*	Opinion of Counsel
10.1*	Loan Agreement
23.1	Consent of Auditor
99.1*	Form of Subscription agreement

* - filed on November 22, 2023

Item 17. Undertakings.

(a)      The undersigned registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement,

regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)      The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)      The undersigned registrant hereby undertakes that:

(1)      For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)      For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on January 8, 2024.

STAGEWISE STRATEGIES CORP.
_______________________________________
By:	/s/ Yuliia Zaporozhan
Name: Yuliia Zaporozhan
Title: President, Director, Secretary

_______________________________________

By:	/s/ Victor Balan
Name: Victor Balan
Title: Director, Treasurer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Yuliia Zaporozhan
Yuliia Zaporozhan	President, Director and Secretary (Principal Executive, Financial and Accounting Officer)	January 8, 2024

/s/ Victor Balan
Victor Balan	Director and Treasurer	January 8, 2024